Exhibit 3.01

RESTATED CERTIFICATE OF INCORPORATION OF

GOPRO, INC.

GoPro, Inc., a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is GoPro, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was August 24, 2011 under the name Woodman Labs, Inc.

2. This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 103, 242 and 245 of the General Corporation Law of the State of Delaware (and by the requisite vote of stockholders acting by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware) and restates, integrates and further amends the provisions of the existing Restated Certificate of Incorporation of the Corporation, as heretofore amended.

3. The text of the existing Restated Certificate of Incorporation of the Corporation, as heretofore amended, is hereby amended and restated to read in its entirety as follows:

ARTICLE I: NAME

The name of the corporation is GoPro, Inc. (the “Company”).

ARTICLE II: REGISTERED OFFICE

The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III: PURPOSE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “General Corporation Law”).

ARTICLE IV: AUTHORIZED SHARES

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 336,000,000, which shall be divided into three classes as follows: (a) 150,000,000 shares of Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), (b) 150,000,000 shares of Class B Common Stock, $0.0001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (c) 36,000,000 shares of Preferred Stock, $0.0001 par value per share (“Preferred Stock”). Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers (including voting powers) and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein. As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 36,000,000 shares of the authorized Preferred Stock are hereby designated as “Series A Preferred Stock.” The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law, and no vote of the holders of the Class A Common Stock or Class B Common Stock voting separately as a class shall be required therefor. The following is a statement of the designations and the rights, powers (including voting powers) and preferences, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

Immediately upon the effectiveness of the filing of this Restated Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified as one share of Class B Common Stock (the “Reclassification”). All of the shares of Class B Common Stock issued in the Reclassification shall, pursuant to a resolution adopted by the Board of Directors of the Corporation, be uncertificated shares, and the person registered on the Corporation’s books as the owner of any share or shares of Old Common Stock shall be registered on the Corporation’s books as the owner of the share or shares of Class B Common Stock issued upon reclassification thereof. Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, be deemed to be cancelled, shall be null and void, and shall no longer represent any interest in the Corporation’s capital stock. The Corporation shall not be obligated to issue any certificate or certificates representing shares of Class B Common Stock issued pursuant to the Reclassification

A.	DEFINITIONS

For purposes of this Article IV, the following definitions apply:

1. “Board” shall mean the Board of Directors of the Corporation.

2. “Common Stock” shall mean the Common Stock, $0.0001 par value, of the Corporation.

3. “Corporation” shall mean this corporation.

4. “Original Issue Date” shall mean the date on which the first share of Series A Preferred Stock is issued by the Corporation.

5. “Original Issue Price” shall mean $2.5333. The Original Issue Price shall be as adjusted for any stock splits or combinations of the Series A Preferred Stock, stock dividends on the Series A Preferred Stock, recapitalizations of the Series A Preferred Stock or the like with respect to the Series A Preferred Stock.

6. “Permitted Repurchases” shall mean the repurchase by the Corporation of shares of Common Stock held by employees, officers, directors, consultants, independent contractors, advisors, or other persons performing services for the Corporation or a Subsidiary that are subject to restricted stock purchase agreements or stock option exercise agreements under which the Corporation has the option to repurchase such shares: (i) at cost, upon the occurrence of certain events, such as the termination of employment or services; or (ii) at any price pursuant to the Corporation’s exercise of a right of first refusal to repurchase such shares.

7. “Preferred Stock” shall mean the Series A Preferred Stock.

8. “Series A Preferred Stock” shall mean the Series A Preferred Stock, $0.0001 par value, of the Corporation.

9. “Subsidiary” shall mean any corporation of which at least fifty percent (50%) of the outstanding voting stock is at the time owned directly or indirectly by the Corporation or by one or more of such subsidiary corporations.

B.	COMMON STOCK

The following rights, powers and preferences, and restrictions, qualifications and limitations, shall apply to the Common Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2. Equal Status. Except as otherwise required by law or as expressly set forth in this Part B of this Article IV, each share of Class A Common Stock shall have the same rights and powers as, rank equally to, share ratably with and be identical in all respects and in all matters to, each share of Class B Common Stock.

3. Number of Votes. Except as otherwise set forth herein or as required by law, the holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to a vote of the stockholders generally. Each outstanding share of Class B Common Stock shall entitle the holder thereof, as such, to ten (10) votes, and each outstanding share of Class A Common Stock shall entitle the holder thereof, as such, to one (1) vote. Unless otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any Certificate of Designation relating to any series of Preferred Stock) or pursuant to the General Corporation Law.

4. Dividends and Distributions. Dividends and other distributions may be declared and paid on shares of the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to applicable law and any preferential dividend, distribution or other rights of the holders of any then outstanding series of Preferred Stock. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, the Corporation may not declare and pay any dividends or make other distributions with respect to any class of Common Stock unless at the same time the Corporation declares and pays a ratable dividend or makes a ratable distribution with respect to each outstanding share of Common Stock, regardless of class. For purposes of the preceding sentence, dividends or other distributions payable in (i) shares of a class of Common Stock; (ii) voting securities of the Corporation or voting securities of any entity that is a wholly owned subsidiary of the Corporation (“Voting Securities”); or (iii) securities (including options, warrants or other rights) convertible into, or exercisable or exchangeable for, Voting Securities (“Exchangeable Securities”) shall be deemed ratable if, and only if:

(a) In the case of dividends or other distributions payable in shares of a class of Common Stock, (i) only shares of Class A Common Stock are distributed with respect to Class A Common Stock; (ii) only shares of Class B Common Stock are distributed with respect to Class B Common Stock; and (iii) the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or other distribution;

(b) In the case of dividends or other distributions payable in Voting Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 4(b); (ii) the voting rights of such Voting Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of such Voting Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) such Voting Security paid to the holders of Class B Common Stock is convertible into the Voting Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities payable on each share of Class A Common Stock pursuant to such dividend or other distribution is equal to the number of such Voting Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution; and

(c) In the case of dividends or other distributions payable in Exchangeable Securities, either (x) such dividend or other distribution is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 4(c); (ii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security paid to the holders of Class B Common Stock is convertible into the Voting Security underlying the Exchangeable Security paid to the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities payable on each share of Class A Common

Stock pursuant to such dividend or other distribution shall be equal to the number of such Exchangeable Securities payable on each share of Class B Common Stock pursuant to such dividend or other distribution.

5. Reclassifications. Without the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, neither the shares of Class A Common Stock nor the shares of Class B Common Stock may be subdivided, combined, reclassified or otherwise changed unless the shares of the other class of Common Stock are concurrently subdivided, combined, reclassified or otherwise changed in the same proportion and in the same manner. For purposes of the preceding sentence, any reclassification or other change of Class A Common Stock or Class B Common Stock into (i) Voting Securities or (ii) Exchangeable Securities shall be deemed undertaken in the same proportion and in the same manner as shares of the other class of Common Stock if, and only if:

(a) In the case of a reclassification or other change of Class A Common Stock or Class B Common Stock into Voting Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and is approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class; or (y) (i) such Voting Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 5(a); (ii) the voting rights of the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Voting Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) such Voting Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into the Voting Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Voting Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Voting Securities into which the Class B Common Stock has been reclassified or otherwise changed; and

(b) In the case of a reclassification or other change of Class A Common Stock or Class B Common Stock into Exchangeable Securities, either (x) such reclassification or other change is identical with respect to each class of Common Stock and approved by the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock; or (y) (i) such Exchangeable Securities are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of clause (y) of this Section 5(b); (ii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed are substantially similar to those of the Class B Common Stock; (iv) each Voting Security underlying the Exchangeable Security into which the Class B Common Stock has been reclassified or otherwise changed is convertible into each Voting Security underlying the Exchangeable Security into which the Class A Common Stock has been reclassified or otherwise changed upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of such Exchangeable Securities into which the Class A Common Stock has been reclassified or otherwise changed is equal to the number of such Exchangeable Securities into which the Class B Common Stock has been reclassified or otherwise changed.

6. Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of the holders of any series of Preferred Stock then outstanding.

7. Merger. The affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of the outstanding shares of Class A Common Stock, voting separately as a single class, and the affirmative vote of the holders of Class B Common Stock representing a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class, shall be required to approve any merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity) requiring a vote of the Corporation’s stockholders under applicable law unless, upon the consummation of such merger or consolidation, holders of each class of Common Stock will receive (or be entitled to receive) the same per share consideration in the merger. Without limiting the circumstances in which the holders of each class of Common Stock may be deemed to have received equal per share consideration upon the consummation of a merger or consolidation of the Corporation (whether or not the Corporation is the surviving entity), for purposes of the preceding sentence, holders of each class of Common Stock will be deemed to have received the same per share consideration of (i) voting securities of the Corporation or any other entity (“Merger Voting Securities”) or (ii) securities convertible into, or exchangeable for, Merger Voting Securities (“Merger Exchangeable Securities”) if:

(a) With respect to Merger Voting Securities, (i) the Merger Voting Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 7(a); (ii) the voting rights of the Merger Voting Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of the Merger Voting Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) the Merger Voting Security to be received by the holders of Class B Common Stock is convertible into the Merger Voting Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Voting Securities to be received for each share of Class A Common Stock is equal to the number of Merger Voting Securities to be received for each share of Class B Common Stock; and

(b) With respect to Merger Exchangeable Securities, (i) the Merger Exchangeable Securities to be received by holders of Class A Common Stock and Class B Common Stock are identical with respect to each class of Common Stock in all respects except as provided in subsections (ii), (iii) and (iv) of this Section 7(b); (ii) the voting rights of each

Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock are substantially similar to those of the Class A Common Stock; (iii) the voting rights of each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class B Common Stock are substantially similar to those of the Class B Common Stock; (iv) each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class B Common Stock is convertible to each Merger Voting Security underlying the Merger Exchangeable Security to be received by the holders of Class A Common Stock upon terms and conditions that are substantially similar to the terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock; and (v) the number of Merger Exchangeable Securities to be received for each share of Class A Common Stock is equal to the number of Merger Exchangeable Securities to be received for each share of Class B Common Stock.

8. Determinations of “Substantially Similar” and “Same Per Share Consideration”. For purposes of Sections 4, 5 and 7, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not a characteristic of a security is “substantially similar” to that of another security and for purposes of Section 7, the Board of Directors shall have the sole power and authority to make all determinations regarding whether or not holders of each class of Common Stock will be entitled to receive the same per share consideration. All such determinations made by the Board of Directors shall be final, conclusive and binding.

9. Class B Common Stock Conversion

9.1 Optional Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any record holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws of the Corporation or any policies of the Corporation then in effect, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of the Corporation. The Corporation shall, as soon as practicable thereafter, register on the Corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior the close of business on the date such notice of the election to convert is received by the Corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

9.2 Automatic Conversion. Each share of Class B Common Stock shall automatically be converted into one (1) fully paid and nonassessable share of Class A Common Stock immediately prior to the close of business on the earlier of the date, if any, (i) on which the outstanding shares of Class B Common Stock represent less than ten percent (10%) of the aggregate number of shares of Common Stock then outstanding, or (ii) specified by the affirmative vote of the holders of Class B Common Stock representing not less than a majority of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (either of the events so specified being the “Automatic Conversion”). The Corporation shall provide notice of the Automatic Conversion of shares of Class B Common Stock pursuant to this Section 9.2 to record holders of such shares of Class B Common Stock as soon as practicable following the Automatic Conversion; provided, however, that the Corporation may satisfy such notice requirements by providing such notice prior to the Automatic Conversion. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Automatic Conversion. Upon and after the Automatic Conversion, the person registered on the Corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the Automatic Conversion shall be registered on the Corporation’s books as the record holder of the shares of Class A Common Stock issued upon Automatic Conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Automatic Conversion, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

9.3 Conversion on Transfer. Each share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, be converted into one (1) fully paid and nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock

9.4 Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Restated Certificate of Incorporation or the Bylaws, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If the Corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, the Corporation may request that the purported transferor furnish affidavits or other evidence to the Corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined by the Board of Directors) evidence to the Corporation (in the manner provided in the request) to enable the Corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of the Corporation.

9.5 Definitions.

(a) “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder (as defined below), the spouse, domestic partner, parents, grandparents, lineal descendents, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

(b) “Qualified Stockholder” shall mean (i) the record holder of a share of Class B Common Stock; (ii) each natural person who, prior to the Effective Time, Transferred shares of capital stock of the Corporation to a Permitted Entity that is or becomes a Qualified Stockholder; (iii) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (iv) a Permitted Transferee.

(c) “Permitted Entity” shall mean with respect to a Qualified Stockholder (a) a Permitted Trust (as defined below) solely for the benefit of (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder, or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such Qualified Stockholder, (ii) one or more Family Members of such Qualified Stockholder and/or (iii) any other Permitted Entity of such Qualified Stockholder.

(d) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control (as defined below) over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 9:

(i) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(ii) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; or

(iii) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if there occurs a Transfer on a cumulative basis of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are holders of voting securities of any such entity or Parent of such entity.

(e) “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(f) “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(i) by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, or (B) any Permitted Entity of such Qualified Stockholder; or

(ii) by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

(g) “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Transfer that constitutes a Permitted Transfer.

(h) “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(i) “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(j) “Convertible Securities” shall mean securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

(k) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or Convertible Securities.

9.6 Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Section 9, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by the Corporation.

9.7 Effect of Conversion on Payment of Dividends. Notwithstanding anything to the contrary in Sections 9.1, 9.2 or 9.3, if the date on which any share of Class B Common Stock is converted into Class A Common Stock pursuant to the provisions of Sections 9.1, 9.2 or 9.3 occurs after the record date for the determination of the holders of Class B Common Stock entitled to receive any dividend or distribution to be paid to on the shares of Class B Common Stock, the holder of such shares of Class B Common Stock as of such record date will be entitled to receive such dividend or distribution on such payment date; provided, that, notwithstanding any other provision of this Restated Certificate of Incorporation, to the extent that any such dividend or distribution is payable in shares of Class B Common Stock (or in the Voting Securities or Exchangeable Securities payable on shares of Class B Common Stock), such dividend or distribution shall be deemed to have been declared, and shall be payable in, shares of Class A Common Stock (or, if applicable, the Voting Securities or Exchangeable Securities payable on shares of Class A Common Stock) and no shares of Class B Common Stock (or the Voting Securities or Exchangeable Securities payable on shares of Class B Common Stock) shall be issued in payment thereof.

9.8 Reservation. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, the Corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and non-assessable shares. The Corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

C.	PREFERRED STOCK

The following rights, powers and preferences, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part C of this Article IV refer to sections of this Part C.

1. Dividends. In each calendar year, the holders of the then outstanding Series A Preferred Stock and Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any funds and assets of the Corporation legally available therefor, dividends in an amount to be determined by the Board at such time (the “Participating Dividends”). Payments of any Participating Dividend to the holders of Series A Preferred Stock or Common Stock shall be paid pro rata, on an equal priority, pari passu basis according to the number of shares of Common Stock held by such holders on the record date for such Participating Dividend, where each such holder of shares of Series A Preferred Stock, as such, is to be treated for this purpose as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Series A Preferred Stock held by such holder pursuant to Section 4. Participating Dividends on the Series A Preferred Stock and Common Stock shall not be mandatory or cumulative, and no rights or interest shall accrue to the holders of the Series A Preferred Stock or Common Stock by reason of the fact that the Corporation shall fail to declare or pay Participating Dividends on the Series A Preferred Stock or Common Stock in any amount in any calendar year or any fiscal year of the Corporation, whether or not the earnings of the Corporation in any calendar year or fiscal year were sufficient to pay Participating Dividends in whole or in part.

Subject to any approvals otherwise required by this Restated Certificate, any repurchases by the Corporation of shares of its capital stock or other distributions by the Corporation to its stockholders in respect of their shares of capital stock (including by way of dividends) may be made without regard to any preferential dividends arrear amount or any preferential rights amount (as such terms are defined in Section 500(b) of the California Corporations Code).

2. Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (in each case, a “Deemed Liquidation Event”), the funds and assets that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed to stockholders in the following manner:

2.1 Series A Preferred Stock. The holders of each share of Series A Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, an amount per share equal to the greater of: (i) the Original Issue Price plus declared but unpaid dividends on the Series A Preferred Stock pursuant to Section 1; or (ii) the dollar amount that such holder of Series A Preferred would have received had it converted to Common Stock (pursuant to Section 4 hereof) immediately prior to such Deemed Liquidation Event. If upon any liquidation, dissolution or winding up of the Corporation, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amount described in this subsection, then the entire Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata, according to the number of outstanding shares of Series A Preferred Stock held by each holder thereof.

2.2 Remaining Assets. If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series A Preferred Stock of their full preferential amounts described above in this Section 2, then all such remaining Available Funds and Assets shall be distributed among the holders of the then outstanding Common Stock pro rata according to the number of shares of Common Stock held by each holder thereof.

2.3 Deemed Liquidation Events. Unless otherwise approved by vote of the holders of at least a majority of the shares of the Series A Preferred Stock, each of the following transactions shall be deemed to be a Deemed Liquidation Event: (a) any reorganization by way of share exchange, consolidation or merger, in one transaction or series of related transactions (each, a “combination transaction”)), in which the Corporation is a constituent corporation or is a party with another entity if, as a result of such combination transaction, the voting securities of the Corporation that are outstanding immediately prior to the consummation of such combination transaction do not represent, or are not converted into, securities of the surviving entity of such combination transaction (or such surviving entity’s parent entity if the surviving entity is owned by the parent entity) that, immediately after the consummation of such combination transaction, together possess at least a majority of the total voting power of all securities of such surviving entity (or its parent entity, if applicable) that are outstanding immediately after the consummation of such combination transaction; or (b) a sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation, of all or substantially all of the assets or intellectual property of the Corporation (other than any such sale, lease, transfer, exclusive license or other disposition of less than all or substantially all of the assets or intellectual property of the Corporation in the ordinary course of business).

2.4 Non-Cash Consideration. If any assets of the Corporation distributed to stockholders in connection with any liquidation, dissolution, or winding up of the Corporation are other than cash, then the value of such assets shall be their fair market value as determined by the Board in good faith, except that any securities to be distributed to stockholders in a liquidation, dissolution, or winding up of the Corporation shall be valued as follows:

(a) The method of valuation of securities not subject to investment representation letter or other similar restrictions on free marketability shall be as follows:

(i) unless otherwise specified in a definitive agreement for the acquisition of the Corporation, if the securities are then traded on a national securities exchange, then the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) calendar day period ending three (3) trading days prior to the distribution; and

(ii) if (i) above does not apply but the securities are actively traded over-the-counter, then, unless otherwise specified in a definitive agreement for the acquisition of the Corporation, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii) if there is no active public market as described in clauses (i) or (ii) above, then the value shall be the fair market value thereof, as determined in good faith by the Board.

(b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections (a)(i), (a)(ii) or (a)(iii) of this subsection to reflect the approximate fair market value thereof, as determined in good faith by the Board.

3. Redemption.

3.1 Mandatory Redemption.

(a) Request for Redemption. Subject to the terms and conditions of this Section 3 and subject to any liquidation preference rights which may have been previously invoked under Section 2 hereof, to the extent that any outstanding shares of Series A Preferred Stock have not been redeemed or converted into Common Stock, the Corporation shall, upon the vote or action by written consent at any time after July 1, 2017, of the holders of a majority of the then outstanding shares of Series A Preferred Stock, redeem, on a date not later than the date that is three hundred sixty five days (365) days following its receipt of such written redemption request (such date referred to hereafter as the “Redemption Date”), a number of shares of Series A Preferred Stock equal to one hundred percent (100%) of the shares of Series A Preferred Stock that are outstanding on the Redemption Date; provided that immediately following any such redemption, the Corporation shall have outstanding a class of common shares that is not subject to redemption. The Series A Preferred Stock shall be redeemed in cash at the redemption price specified in Section 3.2 below and shall be paid from any source of funds legally available therefor, until all outstanding shares of Series A Preferred Stock to be redeemed have been redeemed or converted to Common Stock as provided in Section 4 or the request for redemption has been withdrawn or terminated as provided below.

(b) Withdrawal or Termination of Request. A redemption request may be withdrawn or terminated upon the request of the holders of a majority of the issued and outstanding shares of Series A Preferred Stock on the date of the request for withdrawal or termination, but only with respect to the shares of Series A Preferred Stock that had not been redeemed in full in cash as of such Redemption Date. After any such withdrawn or terminated redemption request, the shares of Series A Preferred Stock shall again be subject to redemption pursuant to this Section 3 upon the request of the holders of Series A Preferred Stock as provided above.

3.2 Redemption Price. The redemption price for each share of Series A Preferred Stock shall be an amount in cash equal to one hundred percent (100%) of the Original Issue Price plus any declared but unpaid dividends on the Series A Preferred Stock pursuant to Section 1 (the “Redemption Price”).

3.3 Insufficient Legally Available Funds. If upon any date after the Redemption Date, the funds and assets of the Corporation legally available to redeem such stock shall be insufficient to redeem all shares of Series A Preferred Stock (such an event, a “Triggering Event”), then any such unredeemed shares shall be carried forward and shall be redeemed as soon as legally available funds become available to the Corporation and such redemptions would be lawful. Once a Triggering Event commences, and for so long as a Triggering Event continues, the Corporation shall use reasonable efforts to obtain debt and/or equity financing to raise a sufficient amount of legally available funds to enable the Corporation to effect redemption pursuant to this Section 3, and if any such financing is obtainable by the Corporation during a Triggering Event, the Corporation shall reasonably promptly consummate such financing to raise a sufficient amount of legally available funds to enable the Corporation to effect redemption in full and cease the continuation of the Triggering Event. Shares of Series A Preferred Stock that are subject to redemption hereunder but have not been redeemed due to insufficient legally available funds and assets of the Corporation shall continue to be outstanding and entitled to all dividend, liquidation, conversion and other rights, preferences, privileges and restrictions of the Series A Preferred Stock respectively until such shares have been converted or redeemed.

3.4 Partial Redemption. No redemption shall be made under this Section 3 of only a part of the then outstanding Series A Preferred Stock, unless the Corporation shall effect such redemption pro rata among all holders of then outstanding Series A Preferred Stock according to the number of shares held by each holder thereof.

3.5 Redemption Notice. At least twenty (20) but no more than sixty (60) days prior to the initial Redemption Date, written notice shall be mailed by the Corporation, postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of Series A Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder or given by the holder to the Corporation for the purpose of notice or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located, notifying such holder of the redemption to be effected, specifying the Redemption Date, the applicable Redemption Price, the number of such holder’s shares of Series A Preferred Stock to be redeemed, the place at which payment may be obtained and the date on which such holder’s conversion rights (as set forth in Section 4) as to such shares terminate (which date shall in no event be earlier than three (3) days prior to the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, the certificate or certificates representing the shares to be redeemed (the “Redemption Notice”). Notwithstanding the foregoing, only one Redemption Notice need be given for a redemption effected pursuant to subsection 3.1, provided such redemption notice identifies the Redemption Date and provided that each new transferee who acquires shares of Series A Preferred Stock after such shares are first to be redeemed under subsection 3.1 shall be given a similar Redemption Notice before redemption of any such holder’s shares of Series A Preferred Stock under subsection 3.1.

3.6 Surrender of Certificates. On or before each designated Redemption Date, each holder of Series A Preferred Stock to be redeemed shall (unless such holder has previously exercised his right to convert such shares of Series A Preferred Stock into Common Stock as provided in subsection 3.5 above and in Section 4 below), surrender the certificate(s) representing such shares of Series A Preferred Stock to be redeemed to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the redemption price for such shares shall be payable to the order of the person whose name appears on such certificate(s) as the owner thereof, and each surrendered certificate shall be cancelled and retired. If less than all of the shares represented by such certificate are redeemed, then the Corporation shall promptly issue a new certificate representing the unredeemed shares.

3.7 Effect of Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price is either paid or made available for payment through the deposit arrangements specified in subsection 3.8 below, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, all declared but unpaid dividends with respect to such shares shall cease to accrue after such Redemption Date, such shares shall not thereafter be transferred on the Corporation’s books and the rights of all of the holders of such shares with respect to such shares shall terminate after such Redemption Date, except only the right of the holders to receive the redemption price without interest upon surrender of their certificate(s) therefor.

3.8 Deposit of Redemption Price. On or prior to the Redemption Date, the Corporation may, at its option, deposit with a bank or trust company in the State of California having a capital and surplus of at least Two Hundred Million Dollars ($200,000,000), as a trust fund, a sum equal to the aggregate Redemption Price for all shares of Series A Preferred Stock called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. From and after the Redemption Date, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date, the shares shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of the shares, without interest, upon surrender of their certificates therefor. Any funds so deposited and unclaimed at the end of one (1) year from the Redemption Date shall be released or repaid to the Corporation, after which time the holders of shares called for redemption who have not claimed such funds shall be entitled to receive payment of the Redemption Price only from the Corporation.

4. Conversion Rights. The outstanding shares of Series A Preferred Stock shall be convertible into Common Stock as follows:

4.1 Optional Conversion.

(a) At the option of the holder thereof, each share of Series A Preferred Stock shall be convertible, at any time or from time to time prior to the close of business on the business day before any date fixed for redemption of such share, into fully paid and nonassessable shares of Common Stock as provided herein.

(b) Each holder of Series A Preferred Stock who elects to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a conversion election under this subsection 4.1 is made in connection with an underwritten offering of the Corporation’s securities pursuant to the Securities Act of 1933, as amended, (which underwritten offering does not cause an automatic conversion pursuant to subsection 4.2 to take place) the conversion may, at the option of the holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of the Corporation’s securities pursuant to such offering, in which event the holders making such elections who are entitled to receive Common Stock upon conversion of their Series A Preferred Stock shall not be deemed to have converted such shares of Series A Preferred Stock until immediately prior to the closing of such sale of the Corporation’s securities in the offering.

4.2 Automatic Conversion.

(a) Each share of Series A Preferred Stock shall automatically be converted into fully paid and nonassessable shares of Common Stock, as provided herein: (i) immediately prior to the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (for the avoidance of doubt, other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000); provided that, for the avoidance of doubt, such public offering was approved in accordance with Section 6(a) hereof; or (ii) upon the vote or action by written consent of the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock to the conversion of all then outstanding Series A Preferred Stock under this Section 4.

(b) Upon the occurrence of any event specified in subsection 4.2(a)(i) or (ii) above, the outstanding shares of Series A Preferred Stock shall be converted into Common Stock automatically without the need for any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred.

4.3 Conversion Price. Each share of Series A Preferred Stock shall be convertible in accordance with subsection 4.1 or subsection 4.2 above into the number of shares of Common Stock that results from dividing the Original Issue Price by the conversion price for the Series A Preferred Stock that is in effect at the time of conversion (the “Conversion Price”). The initial Conversion Price for of the Series A Preferred Stock shall be the Original Issue Price. The Conversion Price shall be subject to adjustment from time to time as provided below. Following adjustment of the Conversion Price, the adjusted Conversion Price shall remain in effect until a further adjustment of the Conversion Price hereunder.

4.4 Adjustment Upon Common Stock Event. Upon the happening of a Common Stock Event (as hereinafter defined), the Conversion Price shall, simultaneously with the happening of such Common Stock Event, be adjusted by multiplying the Conversion Price by a fraction, (i) the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately prior to such Common Stock Event, and (ii) the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately after such Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price shall be readjusted in the same manner upon the happening of each subsequent Common Stock Event. As used herein, the term the “Common Stock Event” for the Series A Preferred Stock shall mean at any time or from time to time after the Original Issue Date, (i) the issuance by the Corporation of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock.

4.5 Adjustments for Other Dividends and Distributions. If at any time or from time to time after the Original Issue Date the Corporation pays a dividend or makes another distribution to the holders of the Common Stock payable in securities of the Corporation, other than an event constituting a Common Stock Event, then in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable upon conversion thereof, the amount of securities of the Corporation which they would have received had their Series A

Preferred Stock been converted into Common Stock on the date of such event (or such record date, as applicable) and had they thereafter, during the period from the date of such event (or such record date, as applicable) to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series A Preferred Stock or with respect to such other securities by their terms.

4.6 Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than by a Common Stock Event or a stock dividend, reorganization, merger or consolidation provided for elsewhere in this Section 4), then in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

4.7 Reorganizations, Mergers and Consolidations. If at any time or from time to time after the Original Issue Date there is a reorganization of the Corporation (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation (except an event which is governed under subsection 2.3), then, as a part of such reorganization, merger or consolidation, provision shall be made so that the holders of the Series A Preferred Stock thereafter shall be entitled to receive, upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of such successor corporation resulting from such reorganization, merger or consolidation, to which a holder of Common Stock deliverable upon conversion would have been entitled on such reorganization, merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger or consolidation to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable. This subsection 4.7 shall similarly apply to successive reorganizations, mergers and consolidations. Notwithstanding anything to the contrary contained in this Section 4, if any reorganization, merger or consolidation is approved by the vote of stockholders required by Section 6 hereof, then such transaction and the rights of the holders of Series A Preferred Stock and Common Stock pursuant to such reorganization, merger or consolidation will be governed by the documents entered into in connection with such transaction and not by the provisions of this Section 4.7.

4.8 Sale of Shares Below Conversion Price.

(a) Adjustment Formula. If at any time or from time to time after the Original Issue Date the Corporation issues or sells, or is deemed by the provisions of this subsection 4.8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with a Common Stock Event as provided in subsection 4.4, a dividend or distribution as provided in subsection 4.5 or a recapitalization, reclassification or other change as provided in subsection 4.6, or a reorganization, merger or consolidation as provided in subsections 4.7 or 2.3, for an Effective Price (as hereinafter defined) that is less than the Conversion Price for of the Series A Preferred Stock in effect immediately prior to such issue or sale (or deemed issue or sale), then, and in each such case, the Conversion Price for of the Series A Preferred Stock shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Conversion Price by a fraction:

(i) The numerator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (B) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Conversion Price for of the Series A Preferred Stock in effect immediately prior to such issue or sale; and

(ii) The denominator of which shall be the sum of (A) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (B) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

(b) Certain Definitions. For the purpose of making any adjustment required under this subsection 4.8:

(i) The “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation, or deemed issued as provided in Section 4.8(c), whether or not subsequently reacquired or retired by the Corporation, other than the following securities which are individually and collectively defined as “Exempted Securities”:

(A) shares of Common Stock issued or issuable upon conversion of the outstanding shares of the Series A Preferred Stock;

(B) (i) shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans, and (ii) any stock purchase or stock option plans assumed by the Corporation in connection with the acquisition of another entity whereby such assumption occurs within one hundred eighty (180) days from the filing of this Restated Certificate, including stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; provided that Additional Shares of Common Stock that are deemed to be Exempted Securities pursuant to clause (B)(ii) hereof shall qualify as Exempted Securities only to the extent that the number of such Additional Shares of Common Stock issued pursuant to clause (B)(ii) is less than or equal to 1,050,000 shares of Common Stock, and once the number of such shares exceeds 1,050,000, any additional shares shall not be deemed to be Exempted Securities;

(C) shares of the Corporation’s Common Stock or Preferred Stock (and/or options or warrants therefore) issued to parties that are (i) strategic partners investing in connection with a commercial relationship with the Corporation or (ii) providing the Corporation with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar transactions, under arrangements, in each case, approved by the Board; provided that Additional Shares of Common Stock that are deemed to be Exempted Securities pursuant to this clause (C) shall qualify as Exempted Securities only to the extent that the number of such Additional Shares of Common Stock issued pursuant to this clause (C) is less than or equal to 2,250,000 shares of Common Stock (as such number of shares is adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events) (such number of shares, the “Cap”), and once the number of such shares exceeds the Cap any additional shares shall not be deemed to be Exempted Securities;

(D) shares of Common Stock or Preferred Stock issued pursuant to the acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Corporation acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; provided that such transaction or series of transactions has been approved by the Corporation’s Board or pursuant to the purchase of less than a fifty percent (50%) equity ownership in connection with a joint venture or other strategic arrangement or other commercial relationship, provided such an arrangement is approved by the Board; provided that Additional Shares of Common Stock that are deemed to be Exempted Securities pursuant to this clause (D) shall qualify as Exempted Securities only to the extent that the number of such Additional Shares of Common Stock issued pursuant to this clause (D) is less than or equal to the Cap, and once the number of such shares exceeds the Cap any additional shares shall not be deemed to be Exempted Securities;

(E) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants or rights to purchase any securities of the Company outstanding as of the date of this Restated Certificate and any securities issuable upon the conversion thereof;

(F) shares of Common Stock issued pursuant to a transaction described in Section 4.4 hereof;

(G) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; and

(H) shares of Common Stock or Preferred Stock (or options, or warrants or rights to acquire same), issued or issuable hereafter that are (i) approved by the Board, and (ii) approved by the vote of the holders of a majority of the Series A Preferred Stock, voting together as a single class, as being excluded from the definition of “Additional Shares of Common Stock” under this subsection 4.8(b).

(ii) The “Aggregate Consideration Received” by the Corporation for any issue or sale (or deemed issue or sale) of securities shall (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board; and (C) if Additional Shares of Common Stock, Convertible Securities or Rights or Options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

(iii) The “Common Stock Equivalents Outstanding” shall mean the number of shares of Common Stock that is equal to the sum of (A) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (B) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (C) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

(iv) The “Convertible Securities” shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

(v) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 4.8, into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 4.8, for the issue of such Additional Shares of Common Stock; and

(vi) The “Rights or Options” shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

(c) Deemed Issuances. For the purpose of making any adjustment to the Conversion Price for the Series A Preferred Stock required under this subsection 4.8, if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Conversion Price then in effect for the Series A Preferred Stock, then the Corporation shall be deemed to have issued (each a “Deemed Issuance”), at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

(i) if the minimum amounts of such consideration cannot be ascertained, then the Deemed Issuance will occur when it can be ascertained;

(ii) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

(iii) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

(iv) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

No further adjustment of the Conversion Price, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

4.9 Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the Series A Preferred Stock, the Corporation, at its expense, shall cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Stock at the holder’s address as shown in the Corporation’s books.

4.10 Fractional Shares. No fractional shares of Common Stock shall be issued upon any conversion of Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay the holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value as determined in good faith by the Board as of the date of conversion.

4.11 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

4.12 Notices. Any notice required by the provisions of this Restated Certificate to be given to the holders of shares of the Series A Preferred Stock shall be deemed given upon the earlier of actual receipt or deposit in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, or delivery by a recognized express courier, fees prepaid, addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

4.13 No Impairment. The Corporation shall not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights, preferences and privileges of the holders of the Series A Preferred Stock against impairment.

5. Voting Rights.

5.1 Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to the provisions of Section 4 above at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, the date such vote is taken or any written consent of stockholders is solicited.

5.2 General. Subject to the other provisions of this Restated Certificate, each holder of Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and shall be entitled to vote, together with the holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote, except as may be otherwise provided by applicable law. Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

5.3 Board Size. The Corporation shall not alter the authorized number of directors in this Restated Certificate, the Bylaws of the Corporation or otherwise, without first obtaining the written consent, or affirmative vote at a meeting, of the holders of at least a majority of the then outstanding shares of the Common Stock and Series A Preferred Stock (voting together on an as converted basis).

5.4 Board of Directors Election and Removal.

(a) Election of Directors. So long as at least ten million five hundred thousand (10,500,000) shares of Series A Preferred Stock are outstanding (such number of shares being subject to proportional adjustments to reflect combinations or subdivisions of the Series A Preferred Stock or dividends declared in shares of such stock), (i) the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect two (2) directors of the Corporation (the “Series A Directors”); (ii) the holders of the Common Stock, voting as a separate class, shall be entitled to elect four (4) directors of the Corporation; and (iii) the holders of the Series A Preferred Stock and the Common Stock, voting together as a single class on an as-converted to Common Stock basis shall be entitled to elect one (1) director of the Corporation.

(b) Quorum; Required Vote.

(i) Quorum. At any meeting held for the purpose of electing directors, the presence in person or by proxy (A) of the holders of a majority of the shares of the Series A Preferred Stock or Common Stock then outstanding, respectively, shall constitute a quorum for the election of directors to be elected solely by the holders of the Series A Preferred Stock or Common Stock, respectively, and (B) of holders of a majority of the voting power of all the then-outstanding shares of Series A Preferred Stock and Common Stock shall constitute a quorum for the election of the directors to be elected jointly by the holders of the Series A Preferred Stock and the Common Stock.

(ii) Required Vote. With respect to the election of any director or directors by the holders of the outstanding shares of a specified class of stock given the right to elect such director or directors pursuant to subsection 5.4(a) above (the “Specified Stock”), that candidate or those candidates (as applicable) shall be elected who either: (A) in the case of any such vote conducted at a meeting of the holders of such Specified Stock, receive the highest number of affirmative votes (on an as-converted to Common Stock basis) of the outstanding shares of such Specified Stock, up to the number of directors to be elected by such Specified Stock; or (B) in the case of any such vote taken by written consent without a meeting, are elected by the unanimous written consent of the holders of shares of such Specified Stock, except that, if such vote is to fill a vacancy on the Board other than a vacancy created by removal of a director, such vacancy may be filled by election by the written consent of the holders of a majority (on an as-converted to Common Stock basis) of the outstanding shares of such Specified Stock entitled to vote.

(c) Vacancy. If there shall be any vacancy in the office of a director elected or to be elected by the holders of any Specified Stock, then a director to hold office for the unexpired term of such directorship may be elected by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock, by the affirmative vote of a majority of such directors (or by the sole remaining director elected by the holders of such Specified Stock if there be but one), unless the vacancy is due to the removal of a director, in which case the vacancy can only be filled by the stockholders or (ii) the required vote of holders of the shares of such Specified Stock specified in subsection 5.4(b)(ii) above that are entitled to elect such director.

(d) Removal. Any director who shall have been elected to the Board by the holders of any Specified Stock, or by any director or directors elected by holders of any Specified Stock as provided in subsection 5.4(c), may be removed during his or her term of office, without cause, by, and only by, the affirmative vote, on an as-converted basis, of Specified Stock representing the percentage vote required by Section 5.4(b)(ii) to elect such director, given either at a meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders without a meeting, and any vacancy created by such removal may be filled only in the manner provided in subsection 5.4(c).

(e) Procedures. Any meeting of the holders of any Specified Stock, and any action taken by the holders of any Specified Stock by written consent without a meeting, in order to elect or remove a director under this subsection 5.4, shall be held in accordance with the procedures and provisions of the Corporation’s Bylaws, the General Corporation Law and applicable law regarding stockholder meetings and stockholder actions by written consent, as such are then in effect (including but not limited to procedures and provisions for determining the record date for shares entitled to vote).

(f) Termination. Notwithstanding anything in this subsection 5.4 to the contrary, the provisions of this subsection 5.4 shall cease to be of any further force or effect upon the earliest to occur of: (i) the first date on which the total number of outstanding shares of Series A Preferred Stock is less than 10,500,000 shares (such number of shares being subject to proportional adjustment to reflect combination or subdivisions of the Series A Preferred Stock or dividends declared in shares of such stock); (ii) upon a Deemed Liquidation Event; or (iii) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (for the avoidance of doubt, other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction), covering the offer and sale of Common Stock for the account of the Corporation in which the aggregate public offering price (before deduction of underwriters’ discounts and commissions) equals or exceeds Fifty Million Dollars ($50,000,000); provided that, for the avoidance of doubt, such public offering was approved in accordance with Section 6(a) hereof.

6. Protective Provisions.

(a) So long as 10,500,000 shares of Series A Preferred Stock remain outstanding (such number of shares being subject to proportional adjustments to reflect combinations or subdivisions of the Series A Preferred Stock or dividends declared in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the approval, by vote or written consent, of the holders of a majority of the Series A Preferred Stock then outstanding, voting as a single class on an as-converted to Common Stock basis:

(i) authorize any capital stock having rights or preferences senior to or being on a parity with the Series A Preferred Stock, or issue any additional shares of Series A Preferred Stock;

(ii) (A) commence a public offering of the Corporation’s capital stock pursuant to the filing of a registration statement filed under the Securities Act of 1933, as amended or (B) price and subsequently consummate any such public offering;

(iii) increase the number of shares of Common Stock or Preferred Stock (or options, warrants or rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to the Corporation or any Subsidiary pursuant to incentive agreements, stock purchase or stock option plans to any number of shares that exceeds 18,420,000 shares of Common Stock (as adjusted for stock dividends, stock splits, combinations, recapitalizations or other similar events affecting the Common Stock) unless approved by a majority of the Board of Directors, including the RWCH Designee (as such term is defined in that certain Voting Agreement by and among the Corporation and certain investors and stockholders of the Corporation dated February 25, 2011, as amended); or

(iv) incur indebtedness in excess of $15,000,000, unless approved by a majority of the Board of Directors, including the RWCH Designee (as such term is defined in that certain Voting Agreement by and among the Corporation and certain investors and stockholders of the Corporation dated February 25, 2011, as amended).

(b) So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without the approval, by vote or written consent, of the holders of at least two-thirds (2/3rds) of the Series A Preferred Stock then outstanding, voting as a single class on an as-converted to Common Stock basis:

(i) alter or change the rights, preferences, privileges or restrictions of the Series A Preferred Stock so as to adversely affects the Series A Preferred Stock;

(ii) amend the Restated Certificate or the Bylaws of the Corporation in a way that adversely affects the rights, preferences, and privileges of the Series A Preferred Stock in a manner different than other classes or series of the Corporation’s capital stock;

(iii) declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on or declare or make any other distribution, purchase, redemption or acquisition (other than Permitted Repurchases), directly or indirectly, on account of any shares of Preferred Stock or Common Stock now or hereafter outstanding; or

(iv) consummate a Deemed Liquidation Event unless the proceeds payable to the holders of the Series A Preferred Stock are equal to an amount per share equal to or greater than the Original Issue Price plus any declared but unpaid dividends on the Series A Preferred Stock.

7. Miscellaneous

7.1 No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall thereupon be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

7.2 Consent to Certain Transactions. Each holder of shares of Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Preferred Stock, be deemed to have consented, for purposes of Sections 502 and 503 of the California Corporations Code, to all Permitted Repurchases.

ARTICLE V: PREEMPTIVE RIGHTS.

No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.

ARTICLE VI: STOCK REPURCHASES.

In connection with repurchases by the Corporation of its Common Stock from Service Providers pursuant to agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, Sections 502 and 503 of the Corporations Code of the State of California shall not apply in all or in part with respect to such repurchases.

ARTICLE VII: BYLAW PROVISIONS.

A. AMENDMENT OF BYLAWS. Subject to any additional vote required by the Restated Certificate or Bylaws of the Corporation, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B. NUMBER OF DIRECTORS. Subject to any additional vote required by the Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

C. BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

D. MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VIII: DIRECTOR LIABILITY.

A. LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B. INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

C. MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE IX: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE X:CHOICE OF FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders; (c) any action against the Corporation arising pursuant to any provision of the General Corporation Law, this Restated Certificate of Incorporation or the Bylaws; (d) any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws; or (e) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

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IN WITNESS WHEREOF, the undersigned has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this      day of May, 2014.

Woodman Labs, Inc.

By:
Name: Nicholas D. Woodman
Title: President & Chief Executive Officer